SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

Unify Corporation
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Unify Corporation
1420 Rocky Ridge Drive, Suite 380
Roseville, CA 95661

February 26, 2010

Dear Unify Shareholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Unify Corporation to be held on April 8, 2010 at 9:00 a.m., Pacific Time, at Unify Corporation, 1420 Rocky Ridge Drive, Suite 380, Roseville, California 95661.

     At the meeting, shareholders will vote on two proposals: (1) the election of seven members to the board of directors; (2) to ratify the appointment of Grant Thornton LLP as Unify’s independent auditors for fiscal 2010. Your board of directors recommends a vote “FOR” these proposals.

     Your vote is important and we encourage you to vote promptly. After reading the proxy statement, please promptly mark, sign and date the enclosed proxy card and return it in the prepaid envelope provided. Alternatively, you may vote your shares via a toll-free telephone number or over the Internet. Instructions regarding all three methods of voting are provided on the proxy card.

     Let me provide you with some key business highlights. It was over a year ago that we decided to leverage the difficult economic situation as an opportunity to grow our business. Our goal was simple: find great technology with good customers at a great price to strategically grow Unify. It was this focus that allowed us to complete the acquisitions of CipherSoft and AXS-One during the first 6 months of 2009.

     With CipherSoft, we expanded our migration solutions portfolio to include Oracle Forms in addition to Lotus Notes and mainframe migrations. We are executing on the strategy to build a best of breed migration solution portfolio to address some of the largest legacy application markets where on-going maintenance costs are escalating which is forcing organizations to look for alternatives.

     We entered into a new and high growth market with AXS-One acquisition. Content archiving and eDiscovery have been identified by industry analysts as top funded initiatives over the next several years. According to Forrester Research, companies will spend over $4.8 billion on eDiscovery technology by 2011. The acquisition of the AXS-One products and customer base bring us into an exciting and dynamic market where we have immediate leverage, an impressive customer base and industry recognition. We are poised for growth with this acquisition.

     We launched new products in our software tools and data management business, which continues to be a steady, core part of our company. We are gaining new customers, expanding into new regions and cross selling solutions to customers across our entire portfolio.

     This is an exciting time for Unify. We thank you for your participation and support as we diligently work to take Unify to the next level. I ask for your consideration in support of our two proposals.

Sincerely,

Todd E. Wille
President and Chief Executive Officer

Unify Corporation
1420 Rocky Ridge Drive, Suite 380, Roseville, California 95661
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 8, 2010

Dear Stockholder:

     You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Unify Corporation to be held on April 8, 2010, at 9:00 a.m., Pacific Time, at Unify Corporation, 1420 Rocky Ridge Drive, Suite 380, Roseville, California 95661, for the following purposes:

1.	To elect seven (7) members of the board of directors to hold office until the 2010 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

2.	To ratify the appointment of Grant Thornton LLP as Unify’s independent auditors for the fiscal year ending April 30, 2010.

3.	To transact such other business as may properly come before the meeting.

     These items of business are more fully described in the Proxy Statement that accompanies this Notice.

     Stockholders of record at the close of business on February 8, 2010, are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our principal offices located at 1420 Rocky Ridge Drive, Suite 380, Roseville, California, 95661.

Sincerely,

Steven D. Bonham
Secretary
Roseville, California
February 26, 2010

PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. ALTERNATIVELY, YOU MAY VOTE YOUR SHARES VIA TELEPHONE OR THE INTERNET, AS DESCRIBED IN THE ACCOMPANYING MATERIALS. IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME. PROXIES ARE REVOCABLE, AND IF YOU ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY VOTED YOUR SHARES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 8, 2010: Our Proxy Statement is attached. Financial and other information concerning Unify Corporation is contained in our Annual Report to Stockholders for the fiscal year ended April 30, 2009. A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders, may be viewed at www.proxyvote.com.

Directions to the location of the meeting:

Unify Corporation, 1420 Rocky Ridge Drive, Suite 380, Roseville, CA 95661

From Bay Area (heading east)
Take I-80 towards Reno (east).
Exit at Eureka Road in Roseville.
Turn right onto Eureka Road.
Turn left onto Rocky Ridge Drive.

From Sacramento Metropolitan Field (SMF) Airport
Exit the airport onto I-5 South.
Take I-80 exit towards Reno (east).
Exit at Eureka Road in Roseville.
Turn right onto Eureka Road.
Turn left onto Rocky Ridge Drive.

From Reno (heading west)
Take I-80 towards Sacramento (west).
Exit at Eureka Road/Taylor Road in Roseville.
Turn right onto Eureka Road.
Turn left onto Rocky Ridge Drive.

UNIFY CORPORATION
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

     The accompanying proxy is solicited by the board of directors (the “Board”) of Unify Corporation (“Unify,” “Company,” “we,” “us” or “our”), a Delaware corporation, for use at our Annual Meeting of Stockholders to be held on April 8, 2010 (the “Annual Meeting”), or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is February 26, 2010, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

GENERAL INFORMATION

     Annual Report. Our Annual Report on Form 10-K for the fiscal year ended April 30, 2009, is enclosed with this Proxy Statement.

     Voting Securities. Only stockholders of record as of the close of business on February 8, 2010 will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 10,122,708 shares of Unify common stock, par value $0.001 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each stockholder of record as of that date is entitled to one vote for each share of common stock held on the proposals presented in this Proxy Statement. Our bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

     Solicitation of Proxies. We will solicit stockholders by mail through our regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have Unify stock registered in the names of such persons and will reimburse them for their reasonable out-of-pocket costs. We may also use the services of directors, officers and others to solicit proxies, personally or by telephone, without additional compensation.

     Voting of Proxies. Except as described below, (i) All valid proxies received prior to the meeting will be voted; (ii) All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made; and (iii) If no choice is indicated on the proxy, the shares will be voted FOR each director nominee and IN FAVOR of proposal no. 2. A stockholder giving a proxy has the power to revoke his or her proxy at any time prior to the time it is voted by delivering to the secretary of the Company a written instrument revoking the proxy or by delivering a duly executed proxy with a later date, or by attending the meeting and voting in person.

     Stockholders whose shares are registered in their own names may vote: (1) by returning a proxy card; (2) via the Internet; or (3) by telephone. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow the stockholders to vote his or her shares and confirm that his or her voting instructions have been properly recorded. If you do not wish to vote via the Internet or telephone, please complete, sign and return the proxy card in the self-addressed, postage paid envelope provided.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

     Unify has a board of directors consisting of seven (7) members who will serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

     Our nominees for election to the Board and information with respect to their ages as of January 31, 2010, and their positions and offices held with the Company are set forth below. With the exception of Timothy Bacci, please see the information set forth in Part III of the enclosed Annual Report (Item 10—Directors and Executive Officers of the Registrant; Item 11—Executive Compensation; Item 12—Security Ownership of Certain Beneficial Owners and Management and Item 13—Certain Relationships and Related Transactions, and Director Independence) for additional information concerning the nominees. Information for Mr. Bacci is included below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the nominees listed below unless otherwise instructed. Proxies may not be voted for a greater number of persons than the number of nominees named. We know of no reason why any nominee should be unable or unwilling to serve as a director. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for such substitute nominees as management may designate.

     Information Regarding Timothy Bacci. Since Mr. Bacci joined our board of directors after the enclosed Annual Report was filed, we are providing herein certain information regarding Mr. Bacci. Mr. Bacci joined our board of directors on August 20, 2009 following Unify’s acquisition of AXS-One Inc. on June 30, 2009. Mr. Bacci was appointed to the board pursuant to an understanding between Unify and AXS-One to appoint a mutually-agreed upon person to our board following the acquisition. Mr. Bacci had been a board member of AXS-One and is a co-founder of BlueLine Partners, a California-based group of strategic opportunities funds with more than $100 million in assets invested, primarily in small, publicly-traded healthcare and IT companies. Prior to co-founding BlueLine in 2002, Mr. Bacci spent 15 years in executive positions for software companies, including serving as chairman and interim CEO of Instant802 Networks and CEO of siteROCK Corp. He was a co-founder of Vicinity Corporation, which was acquired by Microsoft in 2002. Additionally, he has served as a consultant to several early stage technology companies addressing areas relating to corporate strategy and executive recruiting. Mr. Bacci holds a B.S. in engineering from the United States Naval Academy and served as an officer on active duty in the U.S. Navy as a fighter pilot. Mr. Bacci’s addition to the Company’s board of director’s provides extensive knowledge of the archiving market and related technologies.

     As a member of the board of directors Mr. Bacci receives an annual cash payment of $25,000, which is paid on a quarterly basis. Upon becoming a board member, Mr. Bacci received options to purchase up to 8,000 shares of our common stock which vest ratably over 36 months.

     As of January 31, 2010, Mr. Bacci beneficially owned 764,137 shares of Unify common stock which represents approximately 7.5% of the Company’s outstanding common stock. Of these shares, 758,695 shares are beneficially owned by BlueLine Partners LLC. Mr. Bacci is a control person of BlueLine Partners LLC. All of the shares beneficially owned by the BlueLine Partners LLC were acquired due to and upon completion of Unify’s acquisition of AXS-One on June 30, 2009.

     Nominees for election to the Board are as follows:

		Director
Name	Current Position with Company	Age	Since
Steven D. Whiteman	Chairman of Board	59	1997
Timothy P. Bacci	Director	51	2009
Robert M. Bozeman	Director	61	2008
Richard M. Brooks	Director and Audit Committee Chair	56	2005
Tery R. Larrew	Director	55	2002
Robert J. Majteles	Director	45	2004
Todd E. Wille	President and Chief Executive Officer	47	2000

     If a quorum is present and voting, the nominees for director receiving the highest number of votes will be elected as directors of the Company to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Abstentions and shares held by brokers that are present but not voted because the brokers were prohibited from exercising discretionary authority, i.e. “broker non-votes,” will be counted as present for purposes of determining if a quorum is present.

     The Company has a Nominating and Corporate Governance Committee of which the primary responsibilities are to: (i) identify individuals qualified to become Board members; (ii) select, or recommend to the Board, director nominees for each election of directors; (iii) develop and recommend to the Board criteria for selecting qualified director candidates; (iv) consider committee member qualifications, appointment and removal; (v) recommend corporate governance principles, codes of conduct and compliance mechanisms applicable to the Company, and (vi) provide oversight in the evaluation of the Board and each committee. Subject to the advance notice provision of Unify’s bylaws, as described below, the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. Stockholders who wish to recommend nominees for director should submit such recommendations to the Secretary of Unify at our corporate office located at 1420 Rocky Ridge Drive, Suite 380, Roseville, CA 95661. Nominee recommendations from stockholders are considered under the same criteria as any other nominee.

     In addition, this committee is charged with developing corporate governance practices to fulfill its responsibility to our stockholders. The composition and activities of the Company’s Board of Directors, the approach to public disclosure and the availability of ethics and business conduct resources for employees demonstrates the Company’s commitment to good corporate governance practices, including compliance with new standards. The Nominating and Corporate Governance Committee consists of Steven D. Whiteman (Chairman) and Robert J. Majteles.

     Each nominee for director named herein was recommended to the Company by the Nominating and Corporate Governance Committee and no other person. Other than our CEO Mr. Wille, each nominee for director named herein has been determined to be independent as defined by the applicable NASDAQ corporate governance rules.

     Each person who was a member of the board during our last fiscal year attended at least 75% of the aggregate meetings of the board and all committees of the board. During our last fiscal year, a total of nine meetings of the board of directors were held. We do not require board members to attend our annual meeting of stockholders. One director attended our last annual meeting of stockholders.

     Stockholders of Unify wishing to communicate with our board of directors or an individual director may send a written communication to the board or such director c/o Unify Corporation, 1420 Rocky Ridge Drive, Suite 380, Roseville, California 95834, Attn: Secretary. Each communication must set forth the name and address of the Unify stockholder on whose behalf the communication is sent and the number of Unify shares that are owned beneficially by such stockholder as of the date of the communication. Each communication will be reviewed by Unify's Secretary to determine whether it is appropriate for presentation to the board or such director. Examples of inappropriate communications include advertisements, solicitations or hostile communications. Communications determined by the Secretary to be appropriate for presentation to the board or such director will be submitted to the board or such director on a periodic basis.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
GRANT THORNTON LLP AS INDEPENDENT AUDITOR
FOR FISCAL YEAR 2010

     The Company’s Audit Committee has appointed Grant Thornton LLP as the Company’s independent auditors for the fiscal year 2010. A representative of Grant Thornton is expected to be present at the Annual Meeting and available to respond to questions. An affirmative vote of a majority of the outstanding shares of the Company present or represented by proxy and entitled to vote at the Annual Meeting, at which a quorum is present, will ratify the appointment of Grant Thornton as our independent auditors for the fiscal year 2010.

     For a discussion of fees paid to Grant Thornton LLP see “Item 14 - Principal Accounting Fees and Services” in the enclosed Annual Report.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT AUDITOR.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

     Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the next Annual Meeting, the proposal must be received at our principal executive offices, addressed to the Secretary at 1420 Rocky Ridge Drive, Suite 380, Roseville, California 95661, not later than October 30, 2010. However, if the date of the next Annual Meeting has been changed by more than 30 days from the date of this Annual Meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials for the next Annual Meeting. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the next Annual Meeting so long as we receive notice of the proposal, as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not later than thirty (30) days prior to the date of the Annual Meeting.

     Should a stockholder proposal be brought before the next Annual Meeting, our management proxy holders will be authorized by our proxy form to vote for or against the proposal, in their discretion, if we do not receive notice of the proposal, addressed to the Secretary at our principal executive offices, prior to the close of business on January 13, 2010.

TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at this Annual Meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

Sincerely,

Todd E. Wille
Roseville, California	President and Chief Executive Officer
February 26, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 8, 2010: A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report, may be viewed at www.proxyvote.com.

UNIFY CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Steven Bonham and Lisa Waddell with full power of substitution to represent the undersigned and to vote all the shares of the common stock of Unify Corporation (the “Company”) which the undersigned is entitled to vote at the 2009 Annual Meeting of Stockholders of the Company to be held at Unify Corporation, 1420 Rocky Ridge Drive., Suite 380, Roseville, California 95661, on April 8, 2010, at 9:00 a.m. Pacific time, and at any adjournment thereof: (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company’s Proxy Statement, and (2) in their discretion, upon such other matters as may properly come before the meeting.

     The undersigned hereby acknowledges receipt of: (1) Notice of Annual Meeting of Stockholders of the Company, (2) accompanying Proxy Statement, and (3) Annual Report of the Company for the fiscal year ended April 30, 2009.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1 and 2.

1.	Election of the following directors:
	Nominees:	Steven D. Whiteman
Timothy P. Bacci
Robert M. Bozeman
Richard M. Brooks
Tery R. Larrew
Robert J. Majteles
Todd E. Wille

	☐ FOR	☐ WITHHELD

☐
For all nominees except as noted above

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending April 30, 2010.
	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	With discretionary authority, upon such other matters as may properly come before the Annual Meeting. At this time, the Board knows of no other matters to be presented at the meeting.

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.
☐	MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.

Date:

Signature(s):